UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2023

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40407	81-2744449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Marina Boulevard, Suite 120 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

(650) 770-0077

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	VERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2023, Vera Therapeutics, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). As of March 17, 2023, the record date for the Annual Meeting, 44,261,109 shares of Class A common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the three persons listed below as Class II Directors, each to serve until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or, if sooner, such director’s death, resignation or removal. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Maha Katabi, Ph.D.	27,427,581	1,803,342	6,360,591
Michael M Morrissey, Ph.D.	25,666,331	3,564,592	6,360,591
Patrick G. Enright	29,205,775	25,148	6,360,591

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,575,486	3,251	12,777	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Therapeutics, Inc.

Dated: May 16, 2023

	By:	/s/ Marshall Fordyce, M.D.
Marshall Fordyce, M.D.
Chief Executive Officer